AMENDED SCHEDULE A
                            DATED DECEMBER 16, 2015
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                        DATED DECEMBER 19, 2014 BETWEEN
                              WINTON SERIES TRUST
                                      AND
                             WINTON CAPITAL US LLC

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

------------------------------------------------------------------------------------------------------------
                                                                 MAXIMUM ANNUAL           INITIAL TERM
NAME OF FUND                              SHARE CLASS      OPERATING EXPENSE LIMIT          END DATE
------------------------------------------------------------------------------------------------------------
Winton Global Equity Portfolio           Institutional              0.76%               February 29, 2016
------------------------------------------------------------------------------------------------------------
Winton Global Equity Portfolio           Investor                   0.76%               February 29, 2016
------------------------------------------------------------------------------------------------------------
Winton European Equity Portfolio         Institutional              0.76%               February 28, 2017
------------------------------------------------------------------------------------------------------------
Winton European Equity Portfolio         Investor                   0.76%               February 28, 2017
------------------------------------------------------------------------------------------------------------
Winton U.S. Equity Portfolio             Institutional              0.76%               February 28, 2017
------------------------------------------------------------------------------------------------------------
Winton U.S. Equity Portfolio             Investor                   0.76%               February 28, 2017
------------------------------------------------------------------------------------------------------------
Winton International Equity Portfolio    Institutional              0.76%               February 28, 2017
------------------------------------------------------------------------------------------------------------
Winton International Equity Portfolio    Investor                    0.76%              February 28, 2017
------------------------------------------------------------------------------------------------------------

                                   WINTON SERIES TRUST, on behalf of the Funds listed on this Amended Schedule A

                                        By: /s/ Michael Beattie
                                            -------------------
                                        Name:  Michael Beattie
                                        Title: President

                                   WINTON CAPITAL US LLC

                                        By: /s/ Rajeev Patel
                                            -------------------------
                                        Name:  Rajeev Patel
                                        Title: Director of Winton
                                               Capital Group Limited,
                                               Sole Member of Winton
                                               Capital US LLC